Exhibit 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of MGM MIRAGE of our report dated January 21, 2003 relating to the financial statements of Elgin Riverboat Resort — Riverboat Casino, which appears in the Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
November 1, 2005